UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SGA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Saga Communications, Inc. (the “Company”, “we”, or “our”) held its annual shareholders meeting on May 8, 2023 (the “Annual Meeting”).

At the Annual Meeting, the shareholders voted on the following matters:

(1) The eight nominees for election as directors for the ensuing year, and until their successors are elected and qualified, were elected and received the following votes:

Name	For	Withheld	Broker Non-Votes

Clarke R. Brown, Jr.	2,988,989	2,434,877	217,384

Timothy J. Clarke	3,932,636	1,491,230	217,384

Roy F. Coppedge, III	3,146,825	2,277,041	217,384

Christopher S. Forgy	5,413,987	9,879	217,384

Warren S. Lada	4,316,102	1,107,764	217,384

Marcia K. Lobaito	3,715,062	1,708,804	217,384

Michael W. Schechter	5,416,860	7,006	217,384

Gary G. Stevens	2,249,479	3,174,387	217,384

(2) The proposal to approve the Saga Communication, Inc. 2023 Incentive Compensation Plan was approved 5,145,459 votes cast for, 226,776 votes cast against, 217,384 broker non-votes and 51,631 abstentions.

(3) The proposal to ratify the appointment by the Board of Directors of UHY LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2023 was approved with 5,577,563 votes cast for, 3,729 votes cast against and 59,958 abstentions.

(4) The proposal to adopt, by a non-binding advisory vote, a resolution approving the compensation of our named executive officers was approved with 3,449,315 votes cast for, 1,973,794 votes cast against, 217,384 broker non-votes and 757 abstentions.

(5) The proposal to recommend, by a non-binding advisory vote, whether the non-binding advisory vote to approve the compensation of our named executive officers should occur every year, every other year or every three years was approved for every year with 5,087,245 votes cast for, 6,324 votes cast for every other year, 327,280 votes cast for every three years, 217,384 broker non-votes and 3,017 abstentions. In light of such approval, we intend to hold an advisory vote on the compensation of the our named executive officers on an annual basis until the next required vote on the frequency of holding an advisory vote to approve named executive officer compensation, which will occur no later than the Company’s 2029 annual meeting of shareholders.

Item 8.01.Other Events.

On May 9, 2023, the Company issued a press release announcing that the Company’s Board of Directors has declared a quarterly cash dividend of $0.25 per share on its Class A Common Stock to be paid on June 16, 2023, to shareholders of record on May 22, 2023, as set forth in the press release included as Exhibit 99.1 hereto.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Press Release dated May 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ugust
SAGA COMMUNICATIONS, INC.

Dated: May 9, 2023	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President and Chief
Financial Officer